UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/05/2012

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective December 5, 2012, the registrant entered into an amendment (hereafter Amendment No. 3) to the Credit Agreement, dated as of June 1, 2007, as amended, among the registrant and Scholastic Inc., as Borrowers, the Initial Lenders named therein, JP Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and Bank of America Securities LLC, as joint arrangers and joint bookrunners, which Credit Agreement was filed as an exhibit to the registrant's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on July 30, 2007, with Amendments No. 1 and No. 2 thereto having been filed as exhibits to registrant's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission on October 1, 2010 and December 22, 2011, respectively.

Amendment No. 3 serves to, among other things, (i) increase the Revolving Credit Commitments from $325,000,000 to $425,000,000 (with the continued ability to increase that amount by up to an additional $150,000,000), (ii) extend the maturity of the $425 million Revolving Credit Facility tranche of the Credit Agreement until December 5, 2017 from June 1, 2014, (iii) amend a covenant in the Credit Agreement to permit certain sales, transfers and dispositions of assets by either Borrower or any subsidiary to any other Borrower or subsidiary and (iv) amend a covenant in the Credit Agreement to permit transactions between or among the Borrowers and their wholly-owned subsidiaries not involving any other affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: December 06, 2012	By:	/s/ Maureen O'Connell
Maureen O'Connell
Executive Vice President, Chief Administrative Officer and Chief Financial Officer